          LAW OFFICES                                  BALTIMORE, MD
 BALLARD SPAHR ANDREWS & INGERSOLL                       CAMDEN, NJ
 1735 MARKET STREET, 51ST FLOOR                          DENVER, CO
PHILADELPHIA, PENNSYLVANIA 19103-7599                   HARRISBURG, PA
           215-665-8500                          SALT LAKE CITY, UT
         FAX: 215-864-8999                             WASHINGTON, DC
     LAWYERS@BALLARDSPAHR.COM


                                     April 10, 1997


Uni-Marts, Inc.
477 East Beaver Avenue
State College, PA  16801

         Re:  UNI-MARTS, INC. 1996 EQUITY COMPENSATION PLAN -
              REGISTRATION STATEMENT ON FORM S-8
              -----------------------------------------------
Gentlemen:

         We have acted as counsel to Uni-Marts, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of interests in the Uni-Marts, Inc. 1996 Equity Compensation Plan (the "Plan") and 1,000,000 shares of common stock of the Company, par value $.10 per share (the "Shares"), issuable thereunder.

         In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon the foregoing, we are of the opinion that the 1,000,000 Shares issuable under the Plan, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8.

                                     Very truly yours,

                                     /S/ BALLARD SPAHR ANDREWS & INGERSOLL








                                 9